Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Statement on Schedule 13G (including additional amendments thereto). This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Executed as of this 12th day of March, 2024.

Elite Fun Entertainment Limited
By:	/s/ Xiaocao Ning
Name:	Xiaocao Ning
Title:	Director

Elite Fun Entertainment Limited (Macau)
By:	/s/ Dai Bing
Name:	Dai Bing
Title:	General Manager

Macao Cheong Meng Investment C., Ltd.
By:	/s/ Dai Bing
Name:	Dai Bing
Title:	Director

Individually, for Hoi Vai Kei
By:	/s/ Dai Bing
Name:	Dai Bing
Title:	Authorized Signator

Individually, for Ho Kim Fong
By:	/s/ Dai Bing
Name:	Dai Bing
Title:	Authorized Signator